Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Digital Transformation Opportunities Corp. of our report dated April 27, 2023 relating to the financial statements of American Oncology Network, LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
June 28, 2023

1